EXHIBIT 99

JOINT FILER INFORMATION
Title of Security:	Series A Preferred Cumulative Compounding Preferred Stock, par value $.001 per share

Issuer and Ticker Symbol	Polaroid Holding Company

Designated Filer	JPMorgan Chase & Co.

Other Joint Filers	Banc One Financial LLC
JPMorgan Capital Corporation
Bank One Investment Corporation
OEP Holding Corporation
One Equity Partners LLC
OEP Co-Investors LLC

Signatures:	JPMorgan Chase & Co.

	By:	/s/ Jay Mandelbaum
	Name:	Jay Mandelbaum
	Title:	Executive Vice President

Banc One Financial LLC

	By:	/s/ Heidi G. Miller
	Name:	Heidi G. Miller
	Title:	Chairman and President

JPMorgan Capital Corporation

	By:	/s/ Francisco Pereiro
	Name:	Francisco Pereiro
	Title:	Chairman

Bank One Investment Corporation

	By:	/s/ Richard M. Cashin, Jr.
	Name:	Richard M. Cashin, Jr.
	Title:	Chairman and President

OEP Holding Corporation

	By:	/s/ Richard M. Cashin, Jr.
	Name:	Richard M. Cashin, Jr.
	Title:	President

One Equity Partners LLC

	By:	/s/ Richard M. Cashin, Jr.
	Name:	Richard M. Cashin, Jr.
	Title:	President

OEP Co-Investors LLC

	By:	/s/ Richard M. Cashin, Jr.
	Name:	Richard M. Cashin, Jr.
	Title:	President